Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Plan of Merger"), is effective as of the dale of filling with the Delaware Secretary of State between Industrial Innovations, Inc.. an Arizona corporation ("III AZ"). and DataHand Systems, Inc., a Delaware corporation ("DH DE") (each individually a "Constituent Corporation" and collectively the `Constituent Corporations`).

                                    RECITALS:

     The Boards of Directors of the Constituent Corporations deem it desirable and In their and their shareholders" best Interests that III AZ be merged with and Into DH DE (the "Surviving Corporation") upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Arizona and the State of Delaware

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.111 AZ and DH DE shall be merged into a single corporation, namely DH DE, which shall continue to be a corporation governed by the fawn of the State of Delaware. The address of the registered office of the Surviving Corporation In the State of Delaware Is 32 Loockerman Square. L 100, Dover DE 19904, and the address of the principal office of the Surviving Corporation in the State of Arizona is 10789 North 90th Street, Scottsdale, Arizona 85260-6727. Upon such merger. the separate existence of III AZ shall cease and the Surviving Corporation shaft succeed without any other transfer to all of the privileges, powers, franchises, rights, and property of III AZ and shall become subject to an of the restrictions, disabilities, debts, and liabilities of III AZ In the same manner as 0 tile Surviving Corporation had itself incurred them. The date at which the Constituent Corporations shall merge and DH DE shall become the Surviving Corporation Is the date upon which the Certificate and Articles of Merger Is filed with the Arizona Corporation Commission and the Delaware Secretary of State (the "Effective Date").

2. From and after the Effective Date, the Certificate of Incorporation of the Surviving Corporation In force immediately prior to the Effective Date shall remain In effect until thereafter amended In accordance therewith and by law.

3. From and after the Effective Date, the bylaws of the Surviving Corporation In force Immediately prior to the Effective Date shall remain In effect until thereafter amended In accordance therewith and by taw.

4. The authorized capital stock of the Constituent Corporations. the par value, and the number of shares issued, outstanding, arid entitled to vole, which In each case is not subject to change prior to the Effective Date. are as follows:


Name of                   Number of                   Par       Number of Shares
Corporation           Authorized Shares              Value      Entitled to vote
-----------           -----------------              -----      ----------------
III AZ                10,000,000 Common              None
DH DE                 30,000.000 Common              $0.001           -0-
                       5.000,000 Preferred           $0.001           -0-

5. The authorized capital stock of the Surviving Corporation Is 30.000,000 shares of common stock. $.001 par value per share, and 5.000.000 shares of preferred stock, $.001 par value per share.

6. The purposes of the Surviving Corporation shall be those purposes set forth In the Certificate of incorporation of DH DE In force immediately prior to the Effective Date.

7. If at any time after the Effective Dale the Surviving Corporation shall consider or be advised that any further assignments or assurances of law are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation, title to, and possession of, any property or right of III AZ acquired or to be acquired as a result of the merger, III AZ and its proper officers and directors, to the extent permitted by law, shall execute and deliver any deed, assignment, or other document and take any such other action as may be required to vest, perfect, or to confirm, of record or otherwise, title to, and possession of, such property or rights In the Surviving Corporation and otherwise to cant" out the purposes of this Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of III AZ or otherwise to take any and all such action.

8.Each share of the capital stock of III AZ Issued and outstanding Immediately prior to the Effective Date shall be surrendered to DH DE and be converted Into one share of the common stock of DH DE. The number of shares of common stock of DH DE outstanding Immediately following the Effective Date will be 2,922,964.

9. From and after the Effective  Date, the Board of Directors of DH DE shall be:
Class 1(1 year term) - C1int Magnussen and William McWhortor; Class 2 (2 year term) - Robert Ligon and Fred Wenninger; and Class 3 (3 year term) - James Cole, Dale Retter and Donald Seager.

10. Nothing herein contained shaft be deemed to abrogate the rights of dissenting shareholders pursuant to the laws of the State of Arizona

11. This Plan of Merger shall be submitted to the shareholders of III AZ for their approval In the manner provided by the laws of the State of Arizona. After approval by the vote of the requisite number of the Issued and outstanding shares of the capital stock of III AZ, this Plan of Merger shall be filed as required by the laws of the State of Arizona and the State of Delaware. However, at any time prior to the filing of the Plan of Merger, the merger may be abandoned by the Board of either of the Constituent Corporations. This Plan of Merger may be executed in any number of counterparts, and an such counterparts and copies shall be and constitute original Instruments.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed In their respective corporate names by their duty authorized officers as of the date f1rst set forth above.

                                        INDUSTRIAL INNOVATIONS. INC.,
                                        an Arizona corporation

                                        /s/ Dale J. Retter               1-20-94
                                        ----------------------------------------
                                        Secretary                          date

                                        DATAHAND SYSTEMS. INC.,
                                        a Delaware Corporation

                                        /s/ Dale J. Retter               1-20-94
                                        ----------------------------------------
                                        Secretary                          date

                            CERTIFICATE OF SECRETARY
                           OF: DATAHAND SYSTEMS, INC.

The undersigned, being the Secretary of DataHand Systems, Inc., does hereby certify that the forgoing Agreement and Plan of Merger was approved by the Board of Directors for DataHand Systems, Inc. Shareholder notification or Shareholder voting by DataHand Systems, Inc. Shareholders is not required pursuant to Delaware General Corporation Code Sec. 261 Sub. Sec. (f). DataHand Systems, Inc. was created for the purpose of being merged with Industrial Innovations, Inc. and does not nor will not have shareholders until such time as this merger is completed.


/s/ Dale J. Retter                            1-20-95
----------------------------------            -------
Dale J. Retter                                 Date
Corporate Secretary of
DataHand(R)Systems, Inc.

                                State of Delaware
                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER OF "DATAHAND SYSTEMS, INC.", FILED IN THIS OFFICE ON..THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1995, AT, 3:00 O'CLOCK P.M.

                     [GREAT SEAL OF THE STATE OF DELAWARE]



                                        /s/ Edward J. Freel
                              [SEAL]    ----------------------------------------
                                        Edward J. Freel, Secretary of State

 2458186 8100                           AUTHENTICATION: 7392877
 950023969                              DATE: 02-01-95